Exhibit 99.1

Trulieve Announces Closing of $350 Million Private Placement

of 8% Senior Secured Notes

TALLAHASSEE, Fla., – October 6, 2021 /CWN/ – Trulieve Cannabis Corp. (“Trulieve” or the “Company”) (CSE: TRUL) (OTCQX: TCNNF) today announced that it has closed its previously announced private placement of 8% Senior Secured Notes due 2026 (the “Notes”) for aggregate gross proceeds of US$350.0 million (the “Offering”).

The Notes were issued at 100% of face value, are senior secured obligations of the Company and rank pari passu with the senior secured outstanding notes of the Company maturing in 2024. The Notes bear interest at a rate of 8% per annum, payable semi-annually in equal installments until the maturity date, unless earlier redeemed or repurchased. The Notes will mature on October 6, 2026, and may be redeemed in whole or in part, at any time from time to time, on or after October 6, 2023 at the applicable redemption price set forth in the supplemental indenture governing the Notes.

The Offering was conducted on a “best-efforts”, private placement basis pursuant to the terms of an agency agreement between the Company and Canaccord Genuity Corp., as sole agent and sole bookrunner. The Company has made the required filings to list the Notes on the Canadian Securities Exchange (the “CSE”) following the expiry of the four-month Canadian statutory hold period.

“Trulieve’s strength in the capital markets provides us access to capital for strategic growth plans. Closing on the $350 million debt issuance, which we believe to be the largest debt financing to date of any public multi-state operator, combined with our cash position and continued cash flow from operations, has us well-positioned for our future goals in terms of expansion in key markets,” stated Trulieve Chief Executive Officer, Kim Rivers. “At eight percent, this nondilutive financing carries exceptional terms and underscores Trulieve’s industry-leading profitability and solid financial profile.”

The Company intends to use the net proceeds of the Offering to redeem certain outstanding indebtedness of Harvest Health & Recreation Inc. (“Harvest”) following the completion of the Company’s acquisition of Harvest on October 1, 2021, and for capital expenditures and other general corporate purposes.

The offering and sale of the Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the laws of any other jurisdiction. This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

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About Trulieve

Trulieve is an industry leading, vertically integrated cannabis company and multi-state operator in the U.S. operating in 11 states, with leading market positions in Arizona, Florida, and Pennsylvania. Trulieve is poised for accelerated growth and expansion, building scale in retail and distribution in new and existing markets through its hub strategy. By providing innovative, high-quality products across its brand portfolio, Trulieve delivers optimal customer experiences and increases access to cannabis, helping patients and customers to live without limits. Trulieve is listed on the CSE under the symbol TRUL and trades on the OTCQX market under the symbol TCNNF.

To learn more about Trulieve, visit www.Trulieve.com.

Forward-Looking Statements

This news release includes forward-looking information and statements, which may include, but are not limited to, information and statements regarding or inferring the future business, operations, financial performance, prospects, and other plans, intentions, expectations, estimates, and beliefs of the Company. Such statements include statements regarding the intended use of the net proceeds of the Offering, the listing of the Notes and other matters. Words such as “expects”, “continue”, “will”, “anticipates” and “intends” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on the Company’s current projections and expectations about future events and financial trends that management believes might affect its financial condition, results of operations, business strategy and financial needs, and on certain assumptions and analysis made by the Company in light of the experience and perception of historical trends, current conditions and expected future developments and other factors management believes are appropriate. Forward-looking information and statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking information and statements herein. Such factors include, among others: risks and uncertainties relating to the actual use of the net proceeds of the Offering; risks related to the effect of the COVID-19 pandemic on the global economy, financial markets and the Company’s business; and the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and in subsequent periodic and current reports filed with the United States Securities and Exchange Commission and in the Company’s filings on SEDAR at www.sedar.com.

Although the Company believes that any forward-looking information and statements herein are reasonable, in light of the use of assumptions and the significant risks and uncertainties inherent in such information and statements, there can be no assurance that any such forward-looking information and statements will prove to be accurate, and accordingly readers are advised to rely on their own evaluation of such risks and uncertainties and should not place undue reliance upon such forward-looking information and statements. Any forward-looking information and statements herein are made as of the date hereof, and except as required by applicable laws, the Company assumes no obligation and disclaims any intention to update or revise any forward-looking information and statements herein or to update the reasons that actual events or results could or do differ from those projected in any forward looking information and statements herein, whether as a result of new information, future events or results, or otherwise, except as required by applicable laws.

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The CSE has not reviewed, approved or disapproved the content of this news release.

For further information:

Lynn Ricci, Director of Investor Relations, 1-850-270-5691, lynn.ricci@trulieve.com

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